UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

--------------
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 5, 2008

SYNTHETIC FIXED-INCOME SECURITIES, INC.
ON BEHALF OF:
STRATS(SM) TRUST FOR DAIMLERCHRYSLER NA
HOLDING SECURITIES, SERIES 2004-10
-----------------------------------------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in Its Charter)

333-111858-05
Delaware	001-32281	52-2316339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Synthetic Fixed-Income Securities, Inc.
301 South College
Charlotte, North Carolina	28288
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 383-7727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The STRATS(SM) TRUST FOR DAIMLERCHRYSLER NA HOLDING SECURITIES, SERIES 2004-10, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of September 26, 2003, between Synthetic Fixed-Income Securities, Inc., as depositor, and U.S. Bank Trust National Association, as trustee and securities intermediary, as supplemented by the STRATS(SM) Certificates Series Supplement 2004-10 in respect of the Trust dated as of August 6, 2004 (the “Series Supplement”).

Item 8.01.   Other Events

On May 5, 2008, Synthetic Fixed-Income Securities, Inc. surrendered 25,600 STRATS(SM) Certificates, Series 2004-10 held by it having an aggregate stated amount equal to $640,000 to the Trust in exchange for a distribution of DaimlerChrysler North America Holding Corporation 6.50% Notes due 2013, having a principal balance equal to $640,000 in accordance with the optional exchange provisions of Section 39 of the Series Supplement.

After giving effect to the above exchange of Certificates, as of the close of business on May 5, 2008, $680,000 aggregate principal amount of DaimlerChrysler North America Holding Corporation 6.50% Notes due 2013 are held by the Trust, and 27,200 Certificates representing $680,000 aggregate Certificate Principal Balance are outstanding.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.

By: /s/ Jimmy Whang
Name: Jimmy Whang
Title: Director

Date:  May 5, 2008